Exhibit 7.2

                        SECTION 13 JOINT FILING AGREEMENT

     Each of the undersigned is a person that may be required, from time to time, to file statements pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934 (the "Exchange Act") with the Securities and Exchange Commission ("SEC"). Each of the undersigned may be eligible, from time to time, to file such statements jointly with one or more of the other undersigned persons pursuant to Rule 13d-1(f) under the Exchange Act. Each of the undersigned agrees that any such statement filed with the SEC that is executed by the undersigned or by an officer of the undersigned shall be deemed to be filed on behalf of the undersigned.

         Dated August 4, 1998.

                                       CARPENTER FAMILY INVESTMENTS, LLC


                                       By  TOMMIE R. CARPENTER
                                         ---------------------------------------
                                           Tommie R. Carpenter, Member


                                       CARPENTER FAMILY LIVING TRUST


                                       TOMMIE R. CARPENTER
                                       -------------------------------------
                                       Tommie R. Carpenter, Trustee


                                       TOMMIE R. CARPENTER
                                       -------------------------------------
                                       Tommie R. Carpenter, Individually


                                       VIRGINIA L. CARPENTER
                                       -------------------------------------
                                       Virginia L. Carpenter, Individually